                                  EXHIBIT 23
                              CONSENTS OF EXPERTS

                      Consent of Coopers & Lybrand L.L.P.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
MML Bay State Life Insurance Company


We consent to the inclusion in this registration statement on Form S-1 (File No. 33-79750 of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices are no longer considered to be in accordance with generally accepted accounting principles, and the change in our opinion for prior years dated February 7, 1997 on our audits of the statutory financial statements and the statutory financial statement schedules of MML Bay State Life Insurance Company. We also consent to the reference to our Firm under the caption "Experts."


Springfield, Massachusetts                            Coopers & Lybrand, L.L.P.
April 4, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
MML Bay State Life Insurance Company


We have audited the accompanying statutory financial statements and financial statement schedules of MML Bay State Life Insurance Company, listed in Item XI of this Form S-1. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


As described in Note 2 to the financial statements, the Company prepared these financial statements using statutory accounting practices of the National Association of Insurance Commissioners and the accounting practices prescribed or permitted by the Department of Insurance of the State of Missouri, which practices differ from generally accepted accounting principles. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles, although not determinable at this time, are presumed to be material.


In our report dated February 23, 1996, we expressed our opinion that the 1995 and 1994 financial statement, prepared using statutory accounting practices, presented fairly, in all material respects, the financial position of the MML Bay State Life Insurance Company as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles ("GAAP"). As described in Note 2 to the financial statements, financial statements of stock life insurance subsidiaries of mutual life insurance enterprises issued or reissued after 1996, and prepared in accordance with statutory accounting principles, are no longer considered to be presentations in conformity with GAAP. Accordingly, our present opinion on the 1995 and 1994 statutory financial statements as presented herein is different from that expressed in our previous report.


In our opinion, because of the effects of the matter discussed in the third paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of MML Bay State Life Insurance Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MML Bay State Life Insurance Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, on the statutory basis of accounting described in Note 2. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.




Springfield, Massachusetts                            Coopers & Lybrand, L.L.P.
February 7, 1997